UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 6, 2017
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported in its Form 12b-25 filed with the Securities and Exchange Commission (the "SEC") on April 3, 2017, DASAN Zhone Solutions, Inc. (the "Company") was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K") due to the identification of material errors in the consolidated financial statements of the Company in periods prior to the acquisition of Dasan Network Solutions, Inc. ("DNS") on September 9, 2016 (the "Merger"), and an ongoing independent investigation relating thereto. For periods through September 8, 2016, the Company is referred to herein as "Legacy Zhone." The errors in Legacy Zhone's financial statements in prior periods do not impact the financial statements of the Company following the Merger given the treatment of DNS as the accounting acquirer in the transaction. The Company intends to file the 2016 Form 10-K as soon as practicable following the completion of the investigation and the audit of the Company's financial statements for the year ended December 31, 2016.
On April 6, 2017, the Company received notice from the Listing Qualifications Staff (the "Staff") of The NASDAQ Stock Market LLC ("Nasdaq") indicating that, based upon the Company’s failure to timely file the 2016 Form 10-K with the SEC, the Company no longer satisfied Nasdaq’s filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1). The letter also stated that, because the Company failed to satisfy Nasdaq’s filing requirement within the past year and notwithstanding the fact that the Company subsequently remedied the deficiency, the Company was not eligible to submit a plan to regain compliance with the filing requirement for the Staff’s review; rather, the letter stated that the late filing of the 2016 Form 10-K would serve as an immediate basis for delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the "Panel"). The Company’s timely request for a hearing will automatically stay the suspension of the Company’s common stock for a period of 15 days from the date of the request.
The Company intends to timely request a hearing and a further stay of any suspension in the trading of the Company’s common stock pending the outcome of the hearing and the expiration of any extension granted by the Panel. At the hearing, the Company will present its plan to evidence compliance with Nasdaq’s filing requirement. The Company is diligently working to evidence compliance with Nasdaq’s filing requirement as soon as possible; however, there can be no assurance that the Panel will grant the Company’s request for a further stay of suspension or the Company's request for continued listing. The delisting of the Company’s common stock from The Nasdaq Capital Market could have a material adverse effect on the Company's business and on the trading of its common stock.
On April 11, 2017, the Company issued a press release announcing its receipt of the Nasdaq letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the request for a hearing before the Panel, any stay of the suspension of the Company’s common stock, the Company regaining compliance with the periodic filing requirements set forth in Rule 5250(c)(1) of the Nasdaq Listing Rules, the independent investigation being conducted by the Audit Committee of the Board of Directors of the Company, the completion of the audit of the Company's financial statements for the year ended December 31, 2016, the timing of filings with the SEC, the appeal process and the consequences of delisting the Company's common stock from the Nasdaq Capital Market. The Company uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified in the Company's other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this report and the Company assumes no obligation to update any forward-looking statements for any reason.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 11, 2017 issued by DASAN Zhone Solutions, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2017	DASAN Zhone Solutions, Inc.

	By:	/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 11, 2017 issued by DASAN Zhone Solutions, Inc.